Exhibit 99.1

Tutor Perini Corporation Acquires Anderson Companies

SYLMAR, Calif., Apr 04, 2011 (BUSINESS WIRE) --

Tutor Perini Corporation (NYSE: TPC) a leading civil and building construction company, today announced that it has acquired 100% ownership of Anderson Companies ("Anderson"), the privately-held parent company of Roy Anderson Corporation, Harrell Contracting Group, LLC and Brice Building Company, LLC.

Anderson has current backlog of $475 million, fiscal year 2010 revenues of approximately $287 million and average annual revenues exceeding $400 million over the last five years. Anderson provides general contracting, design-build, preconstruction, and construction management services to its public and private clients throughout the Southeastern United States.

Under the terms of the transaction, Tutor Perini acquired 100% of Anderson's stock for $64.6 million in cash, plus an amount to be determined based on Andersons' operating results for 2011-2013. Tutor Perini will finance the transaction with proceeds from its successful bond transaction, which closed in October 2010.

Anderson, which has over 600 employees, is ranked in the top tier of general contractors in the Southeastern U.S. by Engineering News Record (ENR) and has expertise in gaming, hospitality, commercial, government, health care, industrial and educational facilities. Headquartered in Gulfport, Miss., Anderson has offices in Birmingham, Ala., Jackson, Miss., New Orleans, and Pensacola, Fla.

Anderson will continue to be managed by its current senior management team, with Roy Anderson, III remaining as President and CEO. Roy Anderson Corporation, Harrell Contracting Group and Brice Building Company will continue to operate under their current company names.

Mr. Anderson said: "We are proud of the success and recognition we have achieved in our industry over the Anderson Companies' combined 150-year history of serving our customers. Our talented associates have always been our greatest asset and their dedication and hard work were key factors recognized by Tutor Perini in this transaction. Partnering with Tutor Perini, with its national resources and strength in the building business, is the next logical strategic step for us to accelerate our growth and be a market leader in the Southeastern United States."

Ronald N. Tutor, Tutor Perini Chairman and CEO, said: "The Anderson Companies are an ideal fit for our building business and this addition dramatically strengthens our position in the Southeastern United States. They have a proven track record of delivering quality projects for their customers on time and under budget."

About Tutor Perini Corporation

Tutor Perini Corporation is a leading civil and building construction company offering diversified general contracting and design/build services to private clients and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large complex projects on time and within budget while adhering to strict quality control measures.

We offer general contracting, pre-construction planning and comprehensive project management services, including the planning and scheduling of the manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including excavation, concrete forming and placement, steel erection, electrical and mechanical services, plumbing and HVAC. We are known for our major complex building project commitments as well as our capacity to perform large and complex transportation and heavy civil construction for government agencies and private clients throughout the world.

Forward-Looking Statement

The statements contained in this Release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation, statements regarding the Company's expectations, hopes, beliefs, intentions, strategies regarding the future and statements regarding future guidance and non-historical performance. These forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. The Company's expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the Company's ability to successfully and timely complete construction projects; the Company's ability to win new contracts and convert backlog into revenue; the potential delay, suspension, termination, or reduction in scope of a construction project; the continuing validity of the underlying assumptions and estimates of total forecasted project revenues, costs and profits and project schedules; the outcomes of pending or future litigation, arbitration or other dispute resolution proceedings; the availability of borrowed funds on terms acceptable to the Company; the ability to retain certain members of management; the ability to obtain surety bonds to secure its performance under certain construction contracts; possible labor disputes or work stoppages within the construction industry; changes in federal and state appropriations for infrastructure projects; possible changes or developments in worldwide or domestic political, social, economic, business, industry, market and regulatory conditions or circumstances; and actions taken or not taken by third parties, including the Company's customers, suppliers, business partners, and competitors and legislative, regulatory, judicial and other governmental authorities and officials. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Tutor Perini Corporation website: www.tutorperini.com

Anderson Companies website: www.theandersoncos.com

SOURCE: Tutor Perini Corporation

Kekst and Company
Douglas Kiker, 212-521-4800
or
Tutor Perini Corporation
Ken Burk, 818-362-8391
Executive Vice President & Chief Financial Officer